                                                                     Exhibit 4.1

                                 AMENDMENT NO. 2
                                       to
                        COMMON STOCK WARRANT CERTIFICATE
                       for the Purchase of 129,000 Shares
                    of Common Stock of Aviation Sales Company

         THIS AMENDMENT NO. 2 ("Amendment") is entered into as of the 12/th/ day of July, 2002 between TIMCO AVIATION SERVICES, INC., a Delaware corporation formerly known as Aviation Sales Company (the "Company"), and CITICORP USA, INC., a Delaware corporation ("CUSA").


                              W I T N E S S E T H:

         WHEREAS, the Company issued that certain Common Stock Warrant Certificate for the purchase of 129,000 shares of common stock of the Company to CUSA on February 18, 2000, which Common Stock Warrant Certificate has heretofore been amended pursuant to Amendment No. 1 dated as of May 31, 2000 (such Common Stock Warrant Certificate, as amended, being referred to as the "Warrant");

         WHEREAS, as a result of the Company's one-for-ten stock combination on February 28, 2002, as of the date hereof the Warrant is exercisable for 12, 900 shares of Common Stock and the Put Price is $85.00; and

         WHEREAS, the Company and CUSA are desirous of further amending certain terms of the Warrant;

         NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and CUSA hereby agree as follows:

         1. Amendment. Effective as of the day and year first above written, the Warrant is hereby amended as follows:

         1.1 Section 5.1 is amended to delete the introductory portion of the second sentence thereof preceding clauses (i) and (ii) in its entirety and substitute the following therefor:

                  The Company shall, upon written notice from the Holder or the holders of Warrant Shares (the "Repurchase Notice"), repurchase, on the date and in the manner set forth in Section
                  5.2 below, from such holder:

         1.2 Section 5.3 is amended to delete the provisions thereof in their entirety.

         1.3 Section 6.1 is amended to delete the provisions of the last sentence thereof in their entirety and substitute the following therefor:

                  The Company shall cause the Registration Statement registering the Warrant Shares to remain effective until at least August 15, 2004.

                  2. Reference to and Effect on the Warrant. Upon the effectiveness of this Amendment, each reference in the Warrant to "this Warrant", "hereunder", "hereof", "herein" or words of like import shall mean and be a reference to the Warrant as amended hereby. Except as specifically amended above, the Warrant shall remain in full force and effect, and is hereby ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided hrein, operate as a waiver of any right, power or remedy of CUSA or any "Holder" (as defined in the Warrant), or constitute a waiver of any provision of the Warrant.

                  3. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  4. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

                  5. Counterparts. This Amendment may be executed by one or more fo the parties hereto on any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

                  IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

TIMCO AVIATION SERVICES, INC.               CITICORP USA, INC.


By /s/ Timothy D. Nolan                     By /s/ Keith R. Gerding
  ----------------------------                --------------------------
  Timothy D. Nolan                            Keith R. Gerding
  Treasurer                                   Vice President

                                       2